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                                                                   EXHIBIT 10.24

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                              PREINCORPORATION AND

                             CONTRIBUTION AGREEMENT

                           DATED AS OF AUGUST 1, 1998


                                     AMONG


                          INTERACTIVE KNOWLEDGE, INC.,

                            INFOMASTER CD-ROM, LLC,

                               INFOMASTER, INC.,

                 TIMOTHY R. SCHIEWE AND LORI GULSTROM SCHIEWE,

                      HENRY VELLANDI AND BEVERLY VELLANDI,

                                      AND

                                 F. CLARK ELLIS



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                  PREINCORPORATION AND CONTRIBUTION AGREEMENT


        This PREINCORPORATION AND CONTRIBUTION AGREEMENT, dated as of August 1, 1998 (the "Effective Date"), is among Interactive Knowledge, Inc., a Delaware corporation (the "Company"), InfoMaster CD-ROM, LLC, a Colorado limited liability company ("LLC"), InfoMaster, Inc., a Colorado corporation ("Inc."), Timothy R. Schiewe and Lori Gulstrom Schiewe, as joint tenants ("Schiewe"), Henry Vellandi and Beverly Vellandi, as joint tenants ("Vellandi") and F. Clark Ellis ("Ellis"). Schiewe, Vellandi and Ellis are sometimes collectively referred to below as the "Individual Transferors," and the Individual Transferors, Inc. and LLC are collectively referred to as the "Transferors."


                                   RECITALS:

         A. LLC and Inc. own all right, title and interest in and to certain intellectual property rights, equipment and intangibles relating to a proposed business involving the distribution of books and other materials over the Internet.

         B. The parties have caused to be formed a new Delaware corporation, Interactive Knowledge, Inc., for the purpose of continuing the development and commercialization of the intellectual property rights and related assets relating to the proposed netLibrary business, and desire to restructure the ownership of the netLibrary assets.

         C. The Company is seeking an equity investment in the amount of at least $5 million.

         D. The parties desire to set forth their agreement concerning certain aspects of the formation of the Company, the transfer of assets to and assumption of liabilities by the Company, the issuance of stock by the Company, and certain related matters.


                                   ARTICLE 1

                              CERTAIN DEFINITIONS

        The following terms, when used with initial capitals in this Agreement, are defined below and are used in this Agreement with the same meaning:

        "Bank Loan" shall consist of a revolving line of credit, in the aggregate amount of up to $250,000, made to LLC by Bank of Boulder.

        "Equipment" shall mean the tangible personal property described on Exhibit A, including both tangible personal property currently owned by Inc. (the "Inc. Equipment"), and such property currently owned by LLC (the "LLC Equipment").

        "Equity Closing" shall mean the closing of an equity investment of at least $5.0 million for Series A preferred stock of the Company, representing at least $2.5 million by Sequel Limited





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Partnership and affiliates and at least $2.5 million by Anschutz Corporation.
The Equity Closing will require a restatement of the Certificate of Incorporation of the Company to authorize the shares to be issued in the transaction.

         "Excluded Assets" shall mean the property rights identified on Exhibit
C.

         "NetLibrary Assets" shall mean all of the tangible and intangible property currently owned by Inc. and LLC, including without limitation the assets described on Exhibit B and the Equipment, but excluding the Excluded Assets.


                                   ARTICLE 2

                           PREINCORPORATION TRANSFERS

         2.1 Ownership of Assets by LLC. LLC and Inc. shall execute and deliver such assignments and documents as are reasonably necessary to cause LLC to own all right, title and interest of LLC and Inc. in and to the NetLibrary Assets (other than the Inc. Equipment).

         2.2 Distribution by LLC. LLC shall distribute to each of the Individual Transferors an undivided interest, in proportion to each Individual Transferor's ownership interest in LLC, in the NetLibrary Assets, and the Individual Transferors shall pay LLC cash received from the Company pursuant to
Section 3.1 in the amount of $300,000. LLC shall apply such amount to retire the Bank Loan in full, and shall obtain a release of all liens or security interests securing the Bank Loan. In consideration for such distribution and assignment, all or a portion of the interest in LLC of the Individual Transferors shall be redeemed, resulting in a proportionate reduction in the Sharing Ratios (as defined in the Operating Agreement for the LLC) of the Individual Transferors.


                                   ARTICLE 3

                TRANSFERS TO THE COMPANY AND ISSUANCE OF SHARES

         3.1 Transfers to the Company by Individual Transferors. Each of the Individual Transferors hereby agrees that, following the transactions described in Article 2, he or she will transfer to the Company all of his or her entire right, title and interest in and to the NetLibrary Assets, in consideration for shares of the $.001 common stock of the Company and a cash payment in the aggregate amount of $300,000. The parties intend that this transfer will qualify as, and agree that it will be reported as, a nontaxable exchange under section 351(a) of the Code (subject to the provisions of sections 351(b) and 357(c) of the Code). The undivided interests in the NetLibrary Assets, the number of shares of the Company's common stock to be issued, and the amount of the cash payment with respect to each Individual Transferor are as follows:



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  Individual       Undivided       Shares of Company
  Transferor        Interest          Common Stock       Cash Payment
  ----------        --------          ------------       ------------

   Schiewe             40%               990,099           $120,000
   Vellandi            40%               990,099           $120,000
   Ellis               20%               495,050            $60,000

         3.2 Assumption of Liabilities. Simultaneously with the transfer of the assets as set forth in Section 3.1, the Company agrees to assume the obligations of InfoMaster, Inc. under the letter agreement with Concept Ventures dated February 19, 1998. The Company shall indemnify, defend and hold harmless the Transferors from such obligation; provided that the Company shall not be liable for any breach under any of such agreement occurring prior to Closing, or for any liabilities of the Transferors arising before the date of Closing except as otherwise specifically set forth in this Agreement.

         3.3 Additional Founders' Shares. Simultaneously with the transfers described under Section 3.1, the Company shall issue to the following individuals, in consideration for services provided by them in connection with the formation of the Company, shares of the Company's common stock as follows:


                    Stockholder          Number of Shares
                    -----------          ----------------

                Timothy R. Schiewe             495,049
                Ralph Z. Sorenson               90,000
                Pete Estler                     30,000
                Steve Lawrence                  29,703

The shares of the Company's common stock issued as provided above (other than those issued to Steve Lawrence, which shall be fully vested on issuance) shall be subject to Founders Stock Purchase Agreements substantially in the form attached as Exhibit D E, or to other agreements containing substantially similar terms.

         3.4 Related Agreements. Following the transfers described above in this Article 3, the Company and LLC and Inc., as appropriate, shall enter into the following related agreements:

                  (i) a license agreement granting to Inc. and LLC a limited license to the netLibrary technology and related intellectual property rights held by the Company, necessary for Inc. and LLC to perform their existing contractual obligations to third parties in connection with the Excluded Assets; and

                  (ii) a services agreement under which the Company will permit LLC use of certain public domain databases and electronic publications, and perform related services to create a master CD-ROM disc, as reasonably necessary to enable LLC to meet its existing monthly support obligations with respect to the Excluded Assets.


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In return for its rights under the license and services arrangement, LLC and
Inc. will pay the Company a fee of $3,000 per month. The parties acknowledge that the service and licensing agreements described above shall only permit Inc. and LLC to perform their existing contractual obligations disclosed on Exhibit B. Without the consent of the Company, neither Inc. nor LLC will not amend, waive or otherwise modify, directly or indirectly, the obligations of such existing agreements.

         3.5 Noncompetition. In consideration of the assumption or agreement to pay certain liabilities of Inc. and LLC as set forth above and of the other provisions of the Agreement, and in consideration of the issuance of stock to, and the other benefits conferred upon, the Transferors under this Agreement, each of Inc. and LLC covenants and agrees that, for a period of five years following the Effective Date, it will not, directly or indirectly, participate in the design, development or commercialization of any product or service that imitates, is a substitute for, or in any way competes with the "NetLibrary" service of the Company.


                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES

       Each of the Transferors represents and warrants to the Company that, as to itself and as of the date hereof:

         4.1 Authority to Execute and Perform Agreements. The Transferors have the full legal right and power and authority and approval required to enter into, execute and deliver this Agreement and to fully perform its obligations hereunder. This Agreement and the other instruments executed by the Transferors as contemplated herein have been duly executed and delivered by them and are the valid and binding obligations of the Transferors enforceable in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights and except that enforcement thereof might be limited by general principles of equity (including, but not limited to, all matters of public policy regardless of whether considered in a proceeding in equity or at law). No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of any other person, is required in connection with the execution and delivery by the Transferors of this Agreement and the consummation and performance by the Transferors of the transactions contemplated hereby.

         4.2 No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with and or otherwise result in the breach or violation of any of the terms and conditions of, result in a material modification of or constitute (or with notice or lapse of time or both would constitute) a default under, any instrument, contract or other agreement to which the Transferors are a party or by or to which it or any of the assets or properties is bound or subject, or any statute or any regulation, order, judgment, injunction, award or decree of any court, arbitrator or governmental



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or regulatory body against or binding upon or applicable to, the Transferors or upon the properties or business of the Transferors.

         4.3 Litigation and Claims. There are no material adverse claims pending, or to the best knowledge of the Transferors, threatened relating to or affecting the NetLibrary Assets. There are no actions, suits or proceedings at law or in equity before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the best knowledge of the Transferors, threatened relating to or affecting the NetLibrary Assets, or the transactions contemplated by this Agreement. To the best of knowledge of the Transferors, there are no governmental investigations pending or threatened relating to or affecting the NetLibrary Assets, or the transactions contemplated by this Agreement. To the best knowledge of the Transferors, there are no circumstances which could reasonably form the basis of any such action, suit, proceeding or investigation against the NetLibrary Assets.

         4.4 Title and Sufficiency. The Transferors have good and marketable title to the NetLibrary Assets, free and clear of any lien, claim, option, security interest, or encumbrance of any nature whatsoever. That portion of the Assets which are tangible assets are in good condition and in a good state of maintenance and repair.

         4.5 Complete Transfer. In transferring its interest in the NetLibrary Assets, the Transferors have directly or indirectly conveyed to the Company its entire interest in all of the assets, rights, agreements and other property rights, whether tangible or intangible, including without limitation interests in technology and other intellectual property rights, that are necessary to conduct the NetLibrary business as proposed to be conducted in its business plan for the NetLibrary business dated April 3, 1998 as supplemented by the version 9 financial information dated July 8, 1998, other than the rights under the License described in Section 3.6, and other than a license to the Folio search engine, which has been retained by LLC because it is required to satisfy other contractual obligations of LLC. The parties acknowledge and agree that the Company will be required, at its expense, to obtain a new license to the Folio search engine (or another search engine selected by the Company), and that LLC has retained rights to the Excluded Assets.


                                   ARTICLE 5

                                    CLOSING

         5.1 Closing. The closing of the transactions described in Articles 2 and 3 (the "Closing") shall take place at the Offices of Holme Roberts & Owen LLP at 1401 Pearl Street, Suite 400, Boulder, Colorado 80301 at 10:00 a.m. local time on such date agreed to by the Parties, but only simultaneously with, or immediately prior to, the Equity Closing.

         5.2 Closing Obligations of the Individual Transferors. At the Closing, each Individual Transferors shall execute and deliver:



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                  (a)      an executed Assignment and Assumption Agreement
giving effect to the provisions of Section 3.1; and

                  (b) an Assignment, Assumption and Redemption Agreement and Amendment to Operating Agreement giving effect to the provisions of Section 2.2;

                  (c) a Founders Stock Purchase Agreement substantially in the form attached as Exhibit D, or another agreement giving effect to the provisions of Section 3.3; and

                  (d) any other documents reasonably necessary to consummate the transactions contemplated by this Agreement.


         5.3 Closing Obligations of Inc. At the Closing, Inc. shall execute and deliver to the Company the following:

                  (a) an Assignment and Assumption Agreement giving effect to the provisions of Section 2.1; and

                  (b) any other documents reasonably necessary to consummate the transactions contemplated by this Agreement.


         5.4      Closing Obligations of LLC. At the Closing, LLC shall:

                  (a) execute and deliver an Assignment, Assumption and Redemption Agreement and Amendment to Operating Agreement giving effect to the provisions of Section 2.2;

                  (b) execute and deliver any other documents reasonably necessary to consummate the transactions contemplated by this Agreement.


         5.5 Closing Obligations of the Company. At the Closing, the Company shall:

                  (a) make the cash payments described in Section 3.1 (which payments may be made in whole or in part by a direct payment applied against the Bank Loan);

                  (b) issue shares of its $.001 common stock as provided in Sections 3.1 and 3.3;

                  (c) execute and deliver to LLC and Inc., as appropriate, such license agreements and service agreements as are appropriate to give effect to the provisions of Section 3.4; and

                  (d) execute and deliver any other documents reasonably necessary to consummate the transactions contemplated by this Agreement.



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                                   ARTICLE 6

                               GENERAL PROVISIONS

         6.1 Survival of Covenants, Representations and Warranties. The representations, warranties and indemnities made by the parties to this Agreement and the covenants and agreements to be performed or complied with by the respective parties under this Agreement before the date of the Closing shall be deemed to be continuing and shall survive the Closing. Furthermore, the indemnities contained in this Agreement shall survive any termination of this Agreement after the Closing and shall remain binding upon the parties and their respective successors and assigns.

         6.2 Expenses. Except as otherwise explicitly provided herein, the parties shall bear their respective direct and indirect expenses incurred in connection with the negotiation, preparation, or execution and performance of this Agreement and the transactions contemplated hereby.

         6.3 Further Assurances. The parties agree to execute such further instruments and documents and to diligently undertake such further actions as may be reasonably required in order to consummate the transactions herein contemplated.

         6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

         6.5 Headings. Any captions or headings to the sections, paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

         6.6 No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

         6.7 Exhibits. The attached Exhibits are incorporated herein by this reference.

         6.8 Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

         6.9 Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

         6.10 Entire Agreement. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement among the parties as to the subject matter hereof. No subsequent agreement, representation, or promise made by either


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party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

         6.11 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

         6.12 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto (as permitted pursuant to the provisions of this Agreement).

         6.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.



                            (SIGNATURE PAGE FOLLOWS)




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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first set forth above.



                           INTERACTIVE KNOWLEDGE, INC., a Delaware
                           corporation


                           By:  /s/ TIMOTHY R. SCHIEWE
                                -----------------------------------------------
                                Timothy R. Schiewe, President

                           INFOMASTER CD-ROM, LLC,
                           a Colorado limited liability company

                           By:    InfoMaster, Inc., Manager


                           By:  /s/ TIMOTHY R. SCHIEWE
                                -----------------------------------------------
                                Timothy R. Schiewe, President

                           INFOMASTER, INC., a Colorado corporation


                           By:  /s/ TIMOTHY R. SCHIEWE
                                -----------------------------------------------
                                Timothy R. Schiewe, President


                           /s/ TIMOTHY R. SCHIEWE
                           ----------------------------------------------------
                           Timothy R. Schiewe AND


                           /s/ LORI GULSTROM SCHIEWE
                           ----------------------------------------------------
                           Lori Gulstrom Schiewe, as joint tenants


                           /s/ HENRY VELLANDI
                           ----------------------------------------------------
                           Henry Vellandi AND


                           /s/ BEVERLY L. VELLANDI
                           ----------------------------------------------------
                           Beverly Vellandi, as joint tenants


                           /s/ F. CLARK ELLIS
                           ----------------------------------------------------
                           F. Clark Ellis